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EXHIBIT 23.1

CONSENT OF KPMG LLP

The Board of Directors
ACCPAC International, Inc.:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/    KPMG LLP

Mountain View, California
December 18, 2002.

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  EXHIBIT 23.1
CONSENT OF KPMG LLP